Exhibit 1

VOTING TRUST AGREEMENT

Relating to Shares of

CYTOKINETICS, INCORPORATED

THIS VOTING TRUST AGREEMENT (the “Agreement”) is made and entered into as of May 3, 2004, by and among Credit Suisse First Boston Equity Partners, L.P. (“CSFB-EP”), Credit Suisse First Boston Equity Partners (Bermuda), L.P. (“CSFB Bermuda”), Credit Suisse First Boston U.S. Executive Advisors, L.P. (“CSFB US”), EMA Partners Fund 2000, L.P. (“EMA Partners”) and EMA Private Equity Fund 2000, L.P. (“EMA Private”), and Wells Fargo Bank, N.A., as trustee (together with its successors in such capacity, the “Trustee”).

WHEREAS, the parties hereto desire to record their arrangements with respect to shares of common stock, par value $.01 per share (“Common Stock”), of Cytokinetics, Incorporated, a Delaware corporation (the “Corporation”).

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Certain Definitions. In this Agreement

(a) “Capital Stock” of any person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, but excluding debt securities convertible into such equity.

(b) “Common Share” means a share of Common Stock.

(c) “Control Affiliate” means CSFB and any person controlling, controlled by or under common control with, directly or indirectly, CSFB. For purposes of this Agreement, each of the following persons shall be considered a “Control Affiliate”: CSFB-EP, CSFB Bermuda, CSFB US, EMA Partners, EMA Private, Hemisphere Private Equity Partners, Ltd., Credit Suisse First Boston (Bermuda) Limited and Aries Advisors, LLC.

(d) “CSFB” means Credit Suisse First Boston (Swiss Bank), a Swiss company and its successors.

(e) “CSFB Affiliate” means any person who is a Control Affiliate, Employee Affiliate or Other Affiliate.

(f) “Employee Affiliate” means any person employed by (or who is the spouse, relative or relative of a spouse, in each case residing in the home of a person employed by) a Control Affiliate.

(g) “Exchange Act” means the Securities Exchange Act of 1934.

(h) “Holder” means from time to time, any person for whom Shares are held hereunder by the Trustee.

(i) “Initial Holder” means each of CSFB-EP, CSFB Bermuda, CSFB US, EMA Partners and EMA Private.

(j) “Investors’ Rights Agreement” means the Fourth Amended and Restated Investors’ Rights Agreement, dated as of March 21, 2003, entered into by and among the Corporation and certain of its stockholders.

(k) “Lockup Agreement” means the agreement between each of the parties to this Agreement (other than the Trustee), Goldman, Sachs & Co., Credit Suisse First Boston LLC, Pacific Growth Equities, LLC and Lazard Freres & Co. LLC, dated as of April 27, 2004.

(l) “Other Affiliate” means any person that has a substantial business relationship with a Control Affiliate and which is not itself a Control Affiliate.

(m) “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

(n) “Securities Act” means the Securities Act of 1933.

(o) “Share” means a Common Share or any other Share Equivalent.

(p) “Share Equivalent” means at any time any security convertible into, exchangeable for, or carrying the right to acquire Common Stock or subscriptions, warrants, options, rights or other arrangements obligating the Corporation to issue or dispose of any of shares of Common Stock, regardless whether such security is convertible, exchangeable or exercisable at such time.

(q) “Voting Stock” of a person means all classes of Capital Stock of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 2. Deposit.

(a) Each of CSFB-EP, CSFB Bermuda, CSFB US, EMA Partners and EMA Private shall cause the number of Shares set forth opposite its name on Schedule A attached hereto (the “Initial Deposit”) to be transferred into the name of Trustee on the books and records of the Corporation, to be held by the Trustee pursuant to this Agreement.

(b) From time to time after the date hereof, any Holder or any CSFB Affiliate may deposit additional Shares to be held pursuant to this Agreement by assigning and delivering such Shares to the Trustee.

Section 3. Transfer on Books of Corporation. The Trustee shall, to the extent applicable, cause all Shares transferred to or deposited with it in its capacity as Trustee hereunder (such Shares, the “Trust Shares”) to be registered as transferred to it as Trustee on the books of the Corporation and will issue and deliver by first class mail to each Holder a Voting Trust Certificate (a “Trust Certificate”) for the number of Shares so transferred to the Trustee.

Section 4. Form. Trust Certificates shall be in substantially the following form (with such modifications as may be appropriate if the applicable Trust Certificate represents Share Equivalents):

“THE TRANSFER OF THIS VOTING TRUST CERTIFICATE IS SUBJECT TO TERMS AND CONDITIONS SET FORTH IN THE VOTING TRUST AGREEMENT DATED AS OF [            ], 2004, A COPY OF WHICH HAS BEEN FILED IN THE REGISTERED OFFICE IN THE STATE OF DELAWARE OF CYTOKINETICS, INCORPORATED, A DELAWARE CORPORATION (THE “CORPORATION”). SUCH COPY IS OPEN TO INSPECTION DAILY DURING BUSINESS HOURS BY ANY STOCKHOLDER OF THE CORPORATION OR ANY BENEFICIARY OF THE VOTING TRUST CREATED PURSUANT TO SUCH VOTING TRUST AGREEMENT.

Cytokinetics, Incorporated

VOTING TRUST CERTIFICATE

Certificate No.                                      No. of Shares

This certifies that                      (the “Holder”) has transferred to the undersigned Trustee the above-stated number of shares of Common Stock, par value $.01 per share, of Cytokinetics, Incorporated, a Delaware corporation (the “Corporation”), to be held by the Trustee pursuant to the terms of the Voting Trust Agreement dated as of May 3, 2004 (the “Voting Trust Agreement”), a copy of which agreement has been delivered to the above-named Holder and filed in the registered office of the Corporation in the State of Delaware. The Holder, or his registered assigns, will be entitled (i) to receive payments equal to any and all cash dividends collected by the Trustee on the above-stated number of shares, (ii) to receive all other dividends or distributions except to the extent that property received is required to be deposited in the trust created by the Voting Trust Agreement, and (iii) to the delivery of a certificate or certificates for that number of shares on the termination of the Voting Trust Agreement, in accordance with its provisions. At all times prior to the termination of the Voting Trust, the Trustee has the exclusive right to vote the above-stated number of shares, or give written consent, in person or by proxy, at all meetings of stockholders of the Corporation, and in all proceedings in which the vote or consent, written or otherwise, of the holders of securities of the Corporation may be required or authorized by law.

This Voting Trust Certificate is transferable on the books maintained by the Trustee at the principal corporate trust office of the Trustee by the Holder hereof, in person or by duly authorized attorney, and upon surrender hereof; and until so transferred the Trustee may treat the registered Holder hereof as the absolute owner hereof for all purposes.

The Holder, by the acceptance of this Voting Trust Certificate, agrees to be bound by all of the provisions of the Voting Trust Agreement as fully as if its terms were set forth in this Voting Trust Certificate.

EXECUTED this      day of             ,

By:

Name:

Title:

[Form of Assignment for Reverse of Voting Trust Certificate]

For value received,                      hereby sells, assigns, and transfers unto                      the within Voting Trust Certificate and all rights and interests represented thereby, and does hereby irrevocably constitute and appoint              attorney to transfer such Voting Trust Certificate on the books of the within-named Trustee with full power of substitution in the premises.

Date:

Signed:	*”

[*Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.]

Section 5. Additional Trust Certificates. Any Holder may at any time deposit with the Trustee additional certificates (or the equivalent evidence of ownership in the case of Share Equivalents) for Shares. Any CSFB Affiliate acquiring Shares may at any time become a Holder by (a) depositing, or causing to be deposited, certificates (or the equivalent evidence of ownership in the case of Share Equivalents) for Shares, duly endorsed for transfer, with the Trustee and (b) accepting a Voting Trust Certificate in respect of such Shares.

Section 6. Voting; Powers. At all times prior to the termination of the voting trust created herein, the Trustee shall have the exclusive right to vote the Trust Shares, or give written consent, in person or by proxy, at all meetings of stockholders of the Corporation, and in all proceedings in which the vote or consent, written or otherwise, of the holders of Shares may be required or authorized by law.

The Trustee shall vote all Trust Shares in accordance with this Agreement. The Trustee shall have full power and authority, and it is hereby empowered and authorized, to vote the Trust Shares as in its sole judgment it believes to be in the best interest of the stockholders of the Corporation generally, it being understood that the Trustee will exercise its independent judgment in determining the best interests of the stockholders of the Corporation, and to do any and all other things and take any and all other actions as fully as any stockholder of the Corporation might do if personally present at a meeting of the stockholders of the Corporation. Each Holder agrees that it will not communicate with the Trustee in connection with any proceeding in which the vote or consent of the holders of Shares may be required or authorized by law or otherwise seek to influence the Trustee in the exercise of its right to vote or consent in any such proceedings. Notwithstanding anything herein to the contrary, the Trustee shall vote the Trust Shares (and use its power or right, if any, to designate or remove directors of the Corporation) to prevent the election of more than one CSFB Affiliate as a director of the Corporation. The duties of the Trustee under this Agreement shall include exercising reasonable effort under this Agreement in a manner that ensures that no CSFB Affiliate exercises control over the Corporation. Each Holder shall promptly provide to the Trustee from time to time, upon request, such information as is reasonably necessary (including certificates and/or other documents) in order to enable the Trustee to carry out the foregoing obligations; provided that the Trustee shall not be held responsible for identifying a person as a CSFB Affiliate unless it has actual knowledge that such person is a CSFB Affiliate.

Section 7. Dividends. If the Corporation pays or issues dividends or makes other distributions on the Trust Shares, the Trustee shall accept and receive such dividends and distributions. Upon receipt of dividends and distributions the same shall be prorated among the Holders that have a beneficial interest hereunder in the Trust Shares with respect to which such dividend or other distribution was made in accordance with their interests and, subject to the next sentence, the amount shall be distributed promptly pursuant to transfer instructions set forth on Schedule B attached hereto. If the dividend or distribution is in Shares, such Shares shall be held by the Trustee under the voting trust created herein and new Trust Certificates representing the Shares received shall be issued to the applicable Holders. Holders entitled to receive such dividends or distributions, or Trust Certificates in respect thereof, described in this Section 7 shall be those Holders registered as such on the transfer books of the Trustee at the close of business on the day fixed by the Corporation for the taking of a record to determine those holders of its stock entitled to receive such dividends or distributions. In the performance of its duties to deliver cash dividends under this Agreement, the Trustee shall not be obligated to risk its own funds and will not be liable for taxes or other charges related to the delivery of such dividends or distributions.

Section 8. Retention of Registration Rights. Each Holder, if such Holder is a party to the Investors’ Rights Agreement or the Lockup Agreement, retains, after depositing any Shares with the Trustee pursuant to this Agreement, the rights granted to such Holder in any of the above-mentioned agreements to which such Holder is a party, and shall retain the right to agree, in respect of Shares subject to such agreements, to any amendments to such agreements.

Section 9. Termination. The voting trust created herein shall terminate on the earliest to occur of:

(a) ten years from the date hereof;

(b) the written election of the Holders of Trust Certificates representing in excess of fifty percent (50%) of the Trust Shares; provided that (1) immediately after giving effect to such termination, (i) all CSFB Affiliates would in the aggregate beneficially own (through record ownership, contract or otherwise), as defined in Rule 13d-3 under the Exchange Act, Capital Stock of the Corporation amounting to less than 5% of the total voting power of the Voting Stock of the Corporation then outstanding on a fully diluted basis, (ii) no CSFB Affiliate will have the contractual right to be or to become an officer or a director of the Corporation and (iii) no Holder, together with its affiliates, will be an affiliate of the Corporation within the meaning of Rule 144 of the Securities Act; the Trustee will be entitled to rely conclusively on a certificate of an officer of CSFB to the effect of the foregoing proviso, and (2) the Holders deliver to the Trustee an opinion of independent nationally recognized counsel who are experts in matters involving the federal securities laws, that, immediately after giving effect to such termination, neither CSFB nor any other Holder, together with its affiliates, in each case, should be an affiliate of the Corporation within the meaning of Rule 144 under the Securities Act; and

(c) transfer of all of the Trust Shares in accordance with Section 10.

Subject to the Holders’ delivery of the officer’s certificate and the opinion of counsel described in Section 9(b) above, an election pursuant to Section 9(b) shall be effective upon delivery of notice and such opinion and officer’s certificate to the Trustee.

Upon the termination of the voting trust herein created, the Holders shall surrender their Trust Certificates to the Trustee, and the Trustee shall deliver by first class mail to the Holders certificates (or the equivalent evidence of ownership in the case of

Share Equivalents) for Shares, properly endorsed for transfer (to the extent possible), equivalent to the number and type of Shares represented by the respective Trust Certificates surrendered.

Section 10. Transfer. Except as provided in Sections 9 and 11 and in subsections (a), (b) and (c) of this Section 10, certificates (or the equivalent evidence of ownership in the case of Share Equivalents) for Trust Shares may not be delivered to a Holder, a Holder’s designee or any other person prior to the termination of the voting trust created herein.

(a) A Holder may notify the Trustee in writing that the Holder desires to cause a certificate or certificates (or the equivalent evidence of ownership in the case of Share Equivalents) for Trust Shares in which the Holder has a beneficial interest hereunder to be transferred to any person, including such Holder, only if such transfer is an Eligible Transfer as defined herein. Any person that acquires Trust Shares pursuant to an Eligible Transfer is hereinafter referred to as an “Eligible Transferee”.

For purposes of this Section 10, an “Eligible Transfer” is defined as (i) any transfer of Trust Shares to a person who is not at the time of such transfer a CSFB Affiliate or (ii) any transfer of Trust Shares to an Other Affiliate or to any Employee Affiliate other than a person holding the position of Managing Director or above (or performing the comparable function) of any Control Affiliate; provided, in the case of clause (i) and (ii), that a contract or other arrangement (other than this Agreement) regarding the voting of such Trust Shares does not exist between any CSFB Affiliate and such transferee; and provided further that in the case of clause (i) and (ii), any proposed transfer will not be an Eligible Transfer if, immediately after giving effect to such transfer, the proposed transferee, together with its affiliates, would be an affiliate of the Corporation within the meaning of Rule 144 of the Securities Act.

Such notice shall name such Eligible Transferee and shall state (i) its mailing address, (ii) the proposed transfer date (which date shall be not less than five days after the Trustee’s receipt of such notice), (iii) the number and type of Trust Shares to be transferred and (iv) the consideration, if any, to be paid by such Eligible Transferee therefor. The notice to the Trustee shall also contain a representation that such transferee is an Eligible Transferee and shall be accompanied by a Trust Certificate or Certificates of the Holder, duly endorsed for transfer, representing not less than the number of Trust Shares of the type to be transferred to the Eligible Transferee and an opinion of independent nationally recognized counsel who are experts in matters involving the federal securities laws, that, immediately after giving effect to such transfer, such transferee, together with its affiliates, should not be an affiliate of the Corporation within the meaning of Rule 144 of the Securities Act. On the date specified in such notice, and upon receipt by the Trustee from such Eligible Transferee of the specified consideration, if any, the Trustee shall deliver: (i) to the Eligible Transferee, a certificate (or the equivalent evidence of ownership in the case of Share Equivalents) for the number of Shares of the type specified in such notice, registered in the name of the Trustee and duly endorsed for transfer, and (ii) to the Holder, (x) a Trust Certificate representing a number of Trust Shares, if any, equal to the number of Trust Shares of the type represented by the surrendered Trust Certificate less the number of Trust Shares of the type transferred to such Eligible Transferee, and (y) the consideration, if any, received from such Eligible Transferee. Such consideration shall be distributed promptly to such Holder pursuant to the transfer instructions set forth on Schedule B attached hereto.

(b) A Holder (hereinafter referred to as a “Requesting Party” for the purpose of this Section 10(b)) may request of the Trustee in writing that the Trustee transfer to such Requesting Party a certificate or certificates (or the equivalent evidence of ownership in the case of Share Equivalents) for Shares in which the Requesting Party has a beneficial interest hereunder; provided, however, that (i) the Trustee shall not honor such request if immediately after giving effect thereto CSFB Affiliates will own in the aggregate Capital Stock of the Corporation amounting to 5% or more of the total voting power of the Voting Stock of the Corporation then outstanding on a fully diluted basis; and (ii) the Trustee shall not honor such request if, immediately after giving effect thereto, the Requesting Party, together with its affiliates, will be an affiliate of the Corporation within the meaning of Rule 144 of the Securities Act. In determining, for purposes of this Section 10(b) only, whether CSFB Affiliates will own in the aggregate Capital Stock of the Corporation amounting to 5% or more of the total voting power of the Voting Stock of the Corporation then outstanding on a fully diluted basis, (x) shares of Voting Stock underlying Share Equivalents owned by a CSFB Affiliate shall be deemed to be outstanding and owned by such CSFB Affiliate and (y) Shares held pursuant to this Agreement shall be excluded. Such written request shall name such Requesting Party and shall state (i) the proposed transfer date (which date shall be not less than five days after the Trustee’s receipt of such request) and (ii) the number and type of Shares to be transferred. The notice to the Trustee shall also be accompanied by (i) a Trust Certificate or Certificates of the Requesting Party, duly endorsed for transfer, representing not less than the number of Trust Shares of the type to be transferred to the Requesting Party, (ii) a certificate of an officer of CSFB certifying that immediately after giving effect to such request all CSFB Affiliates will own in the aggregate Capital Stock of the Corporation amounting to less than 5% of the total voting power of the Voting Stock of the Corporation then outstanding on a fully diluted basis and (iii) if the Requesting Party is not a CSFB Affiliate, an opinion of independent nationally recognized counsel who are experts in matters involving the federal securities law, that, immediately after giving effect to such request, such Requesting Party, together with its affiliates, should not be an affiliate of the Corporation within the meaning of Rule 144 of the Securities Act. The Trustee shall be entitled to conclusively rely upon such certificate or legal opinion. On the date specified in such request, and upon receipt by the Trustee from the Requesting Party of such certificates and legal opinions, as applicable, the Trustee shall deliver to the Requesting Party a certificate (or the equivalent evidence of ownership in the case of Share Equivalents) for the number of Trust Shares of the type specified in such notice, registered in the name of the Trustee and duly endorsed for transfer.

(c) A Holder may at any time direct the Trustee by notice in writing to transfer a certificate or certificates (or the equivalent evidence of ownership in the case of Share Equivalents) for Trust Shares in which the Holder has a beneficial interest hereunder (i) to an underwriter (including CSFB) in connection with a public offering of the Shares registered under the Securities Act or (ii) in connection with sales made pursuant to Rule 144 (other than subsection (k) thereof) under the Securities Act through a broker-dealer (including CSFB). Such notice shall state (a) the underwriter’s or broker dealer’s mailing address, (b) the proposed transfer date (which date shall not be less than five days after the Trustee’s receipt of such notice), (c) the number and type of Trust Shares to be transferred, and (d) the consideration, if any, to be paid. The notice shall also be accompanied by a certificate of an officer of the Holder certifying that such request is being made solely for sales made in connection with a public offering of the Shares registered under the Securities Act or sales made pursuant to Rule 144 (other than subsection (k) thereof) under the Securities Act and a Trust Certificate or Certificates of the Holder, duly endorsed for transfer, representing not less than the number of Trust Shares of the type to be transferred. The Trustee shall be entitled to conclusively rely upon such certificate. On the date specified in such notice, and upon receipt by the Trustee from such underwriter or such other transferee of the specified consideration, if any, the Trustee shall deliver: (x) to the underwriter or such other transferee, a certificate (or the equivalent evidence of ownership in the case of Share Equivalents) for the number of Trust Shares of the type specified in such notice, registered in the name of the Trustee and duly endorsed for transfer, and (y) to the Holder, a Trust Certificate representing a number of Trust Shares, if any, equal to the number of Trust Shares represented by the surrendered Trust Certificate less the number of Trust Shares transferred to such underwriter or such other transferee, and (z) to the Holder, the consideration, if any, received from such underwriter or such other transferee. Such consideration shall be distributed promptly to the Holder pursuant to the transfer instructions set forth on Schedule B attached hereto.

Notwithstanding the foregoing, if the Holder intends to transfer Trust Shares pursuant to the exercise of the over-allotment option granted to the underwriters in connection with a public offering of Shares, the transfer date in the notice may be less than five but shall not be less than two days after the Trustee’s receipt of such notice; provided that if the transfer date in the notice is less than five days after the Trustee’s receipt of the notice, the Trustee shall only be obligated to use its reasonable best efforts to effect the transfer of such Shares by such transfer date.

Nothing in this Section 10 or elsewhere in this Agreement shall prohibit a Holder from transferring Trust Certificates in accordance with the terms of the Trust Certificates.

(d) The Trustee hereby acknowledges that the Trust Shares deposited with such Trustee in the Initial Deposit are subject to the Lockup Agreement.

Section 11. Exercise, Conversion, Exchange or Cancellation of Shares. The Trustee shall, upon written instruction of a Holder, submit to the Corporation for exercise, conversion, exchange or cancellation any Share in which such Holder has a beneficial interest hereunder. Such notice shall state (a) whether such Shares are to be exercised, converted, exchanged or cancelled, (b) the date on which such Shares are to be submitted to the Corporation (which date shall not be less than five days after the Trustee’s receipt of such notice), (c) the number and type of Shares to be submitted to the

Corporation and (d) the consideration, if any, to be received upon such exercise, conversion, exchange or cancellation from the Corporation. The notice shall be accompanied by (x) a Trust Certificate or Certificates of the Holder, duly endorsed for transfer, representing not less than the number of Shares of the type to be submitted to the Corporation and (y) any exercise price or other payment and any agreement, certificate or other documentation required in connection with such exercise, conversion, exchange or cancellation. On the date specified in such notice, and against receipt from the Corporation of the specified consideration, if any, the Trustee shall deliver by first class mail: (i) to the Corporation, (x) a certificate or certificates for the number of Shares of the type specified in such notice, registered in the name of the Trustee and duly endorsed for transfer and (y) any exercise price or other payment and any agreement, certificate or other documentation delivered to the Trustee by such Holder with such notice and (ii) to the Holder, (x) a Trust Certificate representing a number of Shares equal to the number of Shares represented by the surrendered Trust Certificate or Certificates less the number of Shares submitted to the Corporation and (y) the consideration, if any, received by the Trustee pursuant to such exercise, conversion, exchange or cancellation; provided that if such consideration includes Shares, such Shares shall be retained and held by the Trustee pursuant to this Agreement and new Trust Certificates representing such Shares shall be issued to such Holder.

Section 12. Increase or Decrease in Number of Shares. In the event of an increase in the number of Shares by virtue of a stock split or the decrease in the number of Shares because of a contraction of Shares or a change in the number of outstanding Shares as a result of some other recapitalization in which the Corporation receives no consideration for the issuance of the additional or reduced number of Shares, the new additional or changed number of Shares shall be held by the Trustee and new Trust Certificates representing the appropriate changed number of Trust Shares shall be issued to Holders upon surrender of the then existing Trust Certificates.

Section 13. Successor Trustee. There shall initially be one Trustee of the voting trust created herein. Upon the liquidation, dissolution, winding-up, suspension, incapacity, resignation or removal (in accordance with Section 14 below) of the initial Trustee, the Holders of Trust Certificates representing in excess of fifty percent (50%) of the Trust Shares shall appoint a successor Trustee; provided, however, that such successor Trustee may not be a CSFB Affiliate. In the event a successor Trustee shall not have been appointed within 30 days of such removal, the Trustee may petition a court of competent jurisdiction to appoint such a successor. In the event that the Trustee consolidates with, merges with or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation that is a bank or trust company, the surviving or transferee corporation (unless it is a CSFB Affiliate) may become the successor Trustee upon notice to the signatories hereto but without further action by the signatories or any Holder.

Section 14. Removal / Resignation of Trustee.

(a) A Trustee may be removed by the Holders of Trust Certificates representing in excess of fifty percent (50%) of the Trust Shares:

(i) if it is determined by a court of competent jurisdiction that either (A) the Trustee has willfully and materially violated the terms of the trust created herein, or (B) the Trustee has been guilty of malfeasance, misfeasance or dereliction of duty hereunder;

(ii) if the Trustee shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall have made a general assignment for the benefit of creditors, or shall have failed generally to pay its debts as they become due, or shall have taken any corporate action to authorize any of the foregoing; or

(iii) if an involuntary case or other proceeding shall have been commenced against the Trustee seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall have remained undismissed and unstayed for a period of 60 days; or an order for relief shall have been entered against the Trustee under the federal bankruptcy laws as now or hereafter in effect.

(b) If the Holders of Trust Certificates representing in excess of fifty percent (50%) of the Trust Shares then deposited hereunder determine that a basis exists for removal of the Trustee under Section 14(a) above, they shall deliver written notice of such determination to the Trustee stating the basis for such removal.

(c) The Trustee may resign its position as such (i) upon ten days’ written notice to the Holders, but only if a successor Trustee, appointed as provided for in Section 13 above, has agreed to serve as such effective upon the effectiveness of the resignation of the Trustee then acting, or (ii) in any event upon thirty days’ written notice to the Holders.

Section 15. Trustee May Own Shares. Nothing in this Agreement shall prevent the Trustee from owning Shares or options to purchase Shares in its individual capacity or in any capacity other than as Trustee hereunder or for any CSFB Affiliate.

Section 16. Trustee Not an Affiliate. The Trustee represents that it is a bank or trust company that is not a CSFB Affiliate.

Section 17. Compensation; Expenses. During the period of its services hereunder, the Trustee shall receive fees from the Initial Holders as set forth on the Fee Schedule to serve as trustee for Cytokinetics, Incorporated Voting Trust, prepared April 21, 2004 by Susan E. Jacobsen.

Section 18. Merger, Etc. Upon any merger, consolidation, reorganization or dissolution of the Corporation or the sale of all or substantially all of the assets of the Corporation pursuant to which shares of capital stock or other voting securities of another corporation are to be issued in payment or exchange for or upon conversion of Shares and other voting securities, the shares of said other corporation shall automatically be and become subject to the terms of this Agreement and be held by the Trustee hereunder in the same manner and upon the same terms as the Trust Shares, and in such event the Trustee shall issue to the Holders that have deposited Shares with the Trustee new Trust Certificates in lieu of the old Trust Certificates for the appropriate number of shares and other voting securities of such other corporation.

At the request of any Holder, the Trustee may transfer, sell or exchange or join with the Holder in such transfer, sale or exchange of Shares and other voting securities in exchange for shares of another corporation, and in said event the shares and other voting securities of the other corporation received by the transferor shall be and become subject to this Agreement and be held by the Trustee hereunder in the same manner as the Trust Shares.

Section 19. Notices. All notices, reports, statements and other communications directed to the Trustee from the Corporation, other than communications pertaining solely to the voting of the Trust Shares, shall be forwarded promptly by the Trustee to each Holder. All notices, notices of election and other communications required herein shall be given in writing by overnight courier, telegram or facsimile transmission and shall be addressed, or sent, to the appropriate addresses as set forth beneath the signature of each party hereto (and if to the Corporation, to 280 E. Grand Avenue, So. San Francisco, CA 94080), or at such other address as to which notice is given in accordance with this Section 19.

Section 20. Indemnity, Etc. The Trustee shall be indemnified from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claims whatsoever) (the “Indemnified Claims”) arising out of or based upon this Agreement or the actions or failures to act of the Trustee hereunder or thereunder, except to the extent such loss, liability, claim, damage or expense is caused by or results from the Trustee’s gross negligence, willful misconduct, bad faith or malfeasance (as determined by a final and unappealable order of a court of competent jurisdiction). Each Initial Holder agrees to indemnify and hold harmless the Trustee from and against such Initial Holder’s pro rata portion (based on its portion of the Initial Deposit) of any Indemnified Claims. Each Initial Holder’s obligations hereunder shall survive the transfer of all or any portion of its respective shares and interests, the termination of the voting trust created herein, or the resignation or removal of the Trustee.

The Trustee shall be entitled to the prompt reimbursement for its out-of-pocket expenses (including reasonable attorneys’ fees and expenses) incurred in investigating, preparing or defending against any litigation, commenced or threatened, arising out of or based upon this Agreement, or the actions or failures to act of the Trustee hereunder or thereunder, without regard to the outcome of such litigation; provided, however, that the Trustee shall be obligated to return any such reimbursement if it is subsequently determined by a final and unappealable order of a court of competent jurisdiction that the out-of-pocket expenses giving rise to such reimbursement were incurred by the Trustee as a result of the Trustee’s gross negligence, willful misconduct, bad faith or malfeasance in the matter in question. Such expenses payable under this Section 20 shall be prorated among the Holders in accordance with their respective interests in the Shares then deposited hereunder.

If a claim under this Section 20 is not paid in full within 30 days after a written claim has been submitted by the Trustee, the Trustee may at any time thereafter bring suit to recover the unpaid amount of the claim and, if successful in whole or in part, the Trustee shall be entitled to be paid also the expense of prosecuting such claims.

The Trustee is authorized and empowered to construe this Agreement and its construction of the same, made in good faith, shall be final, conclusive, and binding upon all Holders and all other parties interested. The Trustee may, in its discretion, consult with counsel to be selected and employed by it, and the reasonable fees and expenses of such counsel shall be an expense for which the Trustee is entitled to indemnity hereunder.

The Trustee hereby accepts the trust created hereby and agrees to carry out the terms and provisions hereof, but assumes no responsibility for the management of the Corporation or for any action taken by it, by any person elected as a director of the Corporation or by the Corporation pursuant to any vote cast or consent given by the Trustee. The Trustee, whether or not acting upon the advice of counsel, shall incur no liability because of any error of law or fact, mistake of judgment or any matter or thing done or omitted under this Agreement, except its own gross negligence, willful misconduct, bad faith or malfeasance. Anything done or suffered in good faith by the Trustee in accordance with the advice of counsel chosen as indicated above shall be conclusive in favor of the Trustee against the Holders and any other interested party.

The Trustee shall not be liable in any event for acts or defaults of any other trustee or trustees (under this or any other voting trust of the Corporation’s securities) or for acts or defaults of any employee, agent, proxy or attorney-in-fact of any other trustee or trustees. The Trustee shall be protected and free from liability in acting upon any notice, request, consent, certificate, declaration, guarantee, affidavit or other paper or document or signature reasonably believed by it to be genuine and to have been signed by the proper party or parties or by the party or parties purporting to have signed the same.

No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 21. Certain Calculations. For purposes of Sections 9, 10, 13, 14 and 20, a Holder owning a Trust Certificate representing Share Equivalents shall, in respect of such ownership, be deemed to be the Holder of a Trust Certificate representing the number of shares of Common Stock that the Trustee, acting on behalf of such Holder, may acquire, whether by exercise, conversion, subscription or otherwise, pursuant to or by reason of ownership of such Shares.

Section 22. Further Assurances. Each of the parties to this Agreement will execute any and all further documents, agreements and instruments, and take all such further actions (including the filing and recording of any other documents), which may be required under any applicable law, or which the Trustee may reasonably request, to give effect to the Initial Deposit, any future deposit of Shares and the registration of such Trust Shares as transferred to the Trust.

Section 23. Counterparts. This Agreement may be executed in multiple counterparts all of which counterparts together shall constitute one agreement. Upon execution of this Agreement and the establishment of the voting trust created herein, the Trustee shall cause a copy of this Agreement to be filed in the registered office of the Corporation in the State of Delaware and the Agreement shall be open to inspection in the manner provided for inspection under the laws of the State of Delaware.

Section 24. Choice of Law. This Agreement is intended by the parties to be governed and construed in accordance with the laws of the State of Delaware except that the Trustee’s rights and obligations shall be governed and construed in accordance with the laws of the State of New York.

Section 25. Bond. The Trustee shall not be required to provide any bond to secure the performance of its duties hereunder.

Section 26. Reliance. Each Holder acknowledges that CSFB will rely on this Agreement in complying with the federal securities laws. The Trustee acknowledges that CSFB will rely on the Trustee abiding by the terms of this Agreement, including, without limitation, that (x) the Trustee will exercise independent judgment in voting the shares and will not consult with any CSFB Affiliate regarding the voting of such shares and (y) the Trustee will not consent to any amendment or waiver of this Agreement prohibited by Section 27 hereof whether or not such amendment or waiver is approved by each of the parties hereto and all of the Holders.

Section 27. Amendments and Waivers. This Agreement may not be amended or waived in any material respect unless an opinion of independent nationally recognized counsel, who are experts in matters involving the federal securities laws, that, immediately after such amendment or waiver, CSFB, together with its affiliates, should not be an “affiliate” of the Corporation within the meaning of Rule 144 under the Securities Act.

Section 28. Benefits and Assignment. Nothing in this Agreement, expressed or implied, shall give or be construed to give any person, other than the parties hereto and their successors and assigns, any legal claim under any covenant, condition or provision hereof, all the covenants, conditions and provisions contained in this Agreement being for the sole benefit of the parties hereto and their successors and assigns. No party may assign any of its rights or obligations under this Agreement without the written consent of all the other parties, which consent may be withheld in the sole discretion of the party whose consent is sought.

Section 29. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

EXECUTED as of the date and year first above written.

WELLS FARGO BANK, N.A.

By:

By:
Name:
Title:
Address:	6th St. & Marquette Ave., MAC N9303-110
Minneapolis, MN 55479
Attn: Susan E. Jacobsen
Fax: (612) 316-0196

CREDIT SUISSE FIRST BOSTON EQUITY PARTNERS, L.P.

By: Hemisphere Private Equity Partners, Ltd., Its General Partner

By:
Name:
Title:
Address:	c/o CSFB Advisory Partners, L.L.C.
11 Madison Avenue
New York, NY 10010
Attn: Ron Millard
Fax: (646) 935-7498

CREDIT SUISSE FIRST BOSTON EQUITY PARTNERS (BERMUDA), L.P.

By: Hemisphere Private Equity Partners, Ltd., Its General Partner

By:
Name:
Title:
Address:	c/o CSFB Advisory Partners, L.L.C.
11 Madison Avenue
New York, NY 10010
Attn: Ron Millard
Fax: (646) 935-7498

CREDIT SUISSE FIRST BOSTON U.S. EXECUTIVE ADVISORS, L.P.

By: Hemisphere Private Equity Partners, Ltd., Its General Partner

By:
Name:
Title:
Address:	c/o CSFB Advisory Partners, L.L.C.
11 Madison Avenue
New York, NY 10010
Attn: Ron Millard
Fax: (646) 935-7498

EMA PARTNERS FUND 2000, L.P.

By: Credit Suisse First Boston (Bermuda) Limited, its General Partner

By:
Name:
Title:
Address:	c/o CSFB Advisory Partners, L.L.C.
11 Madison Avenue
New York, NY 10010
Attn: Ron Millard
Fax: (646) 935-7498

EMA PRIVATE EQUITY FUND 2000, L.P.

By: Credit Suisse First Boston (Bermuda) Limited, its General Partner

By:
Name:
Title:
Address:	c/o CSFB Advisory Partners, L.L.C.
11 Madison Avenue
New York, NY 10010
Attn: Ron Millard
Fax: (646) 935-7498